UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2021

SOUTHWEST AIRLINES CO.
(Exact name of registrant as specified in its charter)

Texas	1-7259	74-1563240
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P. O. Box 36611
Dallas,	Texas	75235-1611
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:   (214) 792-4000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock ($1.00 par value)	LUV	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 7.01    Regulation FD Disclosure.
Southwest Airlines Co. (the "Company") is providing updated guidance regarding its financial and operational trends, as well as an updated aircraft order book.

May 2021 operating revenues performed in line with the Company's expectations, at the better end of its guidance range, and represented a sequential increase compared with April 2021, driven primarily by improvements in leisure passenger traffic and fares. Based on current bookings, the Company continues to expect another sequential improvement in operating revenues in June 2021 compared with May 2021, also driven primarily by expected improvements in leisure passenger traffic and fares, with June 2021 operating revenues now expected to be at the better end of its previous guidance range. The Company introduced its operating revenue estimate for July 2021, which represents further sequential improvement compared with June 2021. Based on current bookings, leisure fare levels in June and July 2021 are comparable with June and July 2019 levels. The Company continues to experience fairly typical booking patterns for summer 2021 travel. The Company has also continued to experience modest, consistent improvements in business passenger demand and bookings. May 2021 business revenues were down approximately 77 percent compared with May 2019, which represented continued sequential improvements compared with down 80 percent in April 2021, down 85 percent in March 2021, and down 90 percent in February 2021, all compared with their respective 2019 levels. Thus far, business travel demand continues to significantly lag leisure trends and is expected to continue to have a negative impact on close-in demand and average passenger fares in second quarter 2021.

The following table presents selected monthly revenue, load factor, and available seat miles (ASMs, or capacity) results for May and estimates for June and July 2021. These projections are based on the Company's current outlook and actual results could differ materially.

	May 2021	Estimated June 2021	Estimated July 2021
Operating revenue compared with 2019 (a)	Down ~35%	Down ~20%	Down 15% to 20%
Previous estimation	Down 35% to 40%	Down 20% to 25%	(c)
Load factor	~84%	~85%	~85%
Previous estimation	~85%	(b)	(c)
ASMs year-over-year	Up ~126%	Up ~65%	Up ~41%
Previous estimation	(b)	Up ~67%	(b)
ASMs compared with 2019	Down ~18%	Down ~7%	Down ~3%
Previous estimation	(b)	Down ~6%	(b)
(a) The Company believes that operating revenues compared with 2019 is a more relevant measure of performance than a year-over-year comparison due to the significant impacts in 2020 due to the pandemic.
(b) Remains unchanged from the previously provided estimation.
(c) No previous estimation provided.

The Company continues to expect its second quarter 2021 capacity to increase approximately 87 percent, year-over-year, and decrease approximately 16 percent compared with second quarter 2019. The Company currently expects its August 2021 capacity to increase approximately 39 percent, year-over-year, and to be comparable with August 2019.

Passenger demand and booking trends remain primarily leisure-oriented. Despite recent improvements in leisure demand, the Company remains cautious and continues to plan for multiple fleet and capacity scenarios. The Company will continue to monitor demand and booking trends and adjust capacity, as needed. As such, the Company’s actual flown capacity may differ materially from currently published flight schedules or current estimations.

The Company continues to expect second quarter 2021 operating expenses, excluding fuel and oil expense, special items, and profitsharing, to increase in the range of 10 to 15 percent, year-over-year1. Based on the Company's existing fuel derivative contracts and market prices as of June 3, 2021, the Company continues to expect second quarter 2021 economic fuel costs to be in the range of $1.90 to $2.00 per gallon2, including $25 million, or $.06 per gallon, in premium expense and $.01 per gallon in favorable cash settlements from fuel derivative contracts.

The Company's average core cash burn3 was approximately $2 million per day in May 2021. The Company now estimates its average core cash burn (which excludes changes in working capital) to be in the range of $1 million to $2 million per day in second quarter 2021, compared with its previous estimation in the range of $1 million to $3 million per day, primarily due to the expectation of improving operating revenue trends. Based on current booking trends and cost outlook, the Company continues to expect to achieve breakeven average core cash flow, or better, in June 2021.

The Company recently received the second disbursement of approximately $926 million of payroll support funding under the American Rescue Plan Act of 2021, totaling the full $1.9 billion of expected payroll support under this program. As of June 7, 2021, the Company had cash and short-term investments of approximately $16.6 billion, well in excess of debt outstanding. The Company's adjusted debt4 to invested capital (leverage) is currently 57 percent, and it remains the only U.S. airline with an investment-grade rating by all three rating agencies.

Based on improving revenue trends and ongoing fleet modernization plans, the Company recently entered into a Supplemental Agreement with The Boeing Company (Boeing) to increase its 2022 firm orders by 34 Boeing 737 MAX 7 (MAX 7) aircraft (consisting of two 2022 options exercised and 32 options accelerated and exercised from later years), resulting in 234 firm orders for MAX 7 aircraft. Additionally, the Company accelerated 32 options into 2023, 16 options into 2024, 16 options into 2025, and added 32 new options into 2026 through 2027, bringing the total firm and option order book to 660 aircraft. The Company continues to estimate its 2021 total capital expenditures to be approximately $500 million, with minimal aircraft capital spending, and now expects its contractual aircraft capital spending to be approximately $1.5 billion in 20225, compared with its previous guidance of approximately $700 million. Fleet and capacity plans will continue to evolve as the Company manages through this recovery period, and it will continue to evaluate its remaining 40 MAX options in 2022. The Company continues to plan to retire 30 to 35 of its Boeing 737-700 aircraft annually, on average, over the next 10 to 15 years; however, with its cost-effective order book, the Company retains significant flexibility to manage its fleet size, including opportunities to accelerate fleet modernization efforts if growth opportunities do not materialize. Additional information regarding the Company's delivery schedule is included in the following table.

New 737 Delivery Schedule:

	The Boeing Company
	MAX 7 Firm Orders	MAX 8 Firm Orders		MAX 7 or 8 Options	Additional MAX 8s		Total
2021	—	19		—	9		28	(a)
2022	64	—		40	—		104
2023	30	—		70	—		100
2024	30	—		56	—		86
2025	30	—		56	—		86
2026	15	15		40	—		70
2027	15	15		6	—		36
2028	15	15		—	—		30
2029	20	30		—	—		50
2030	15	45		—	—		60
2031	—	10		—	—		10
	234	149	(b)	268	9	(c)	660
(a) Includes 20 737 MAX 8s delivered as of March 31, 2021, consisting of 12 owned and 8 leased aircraft.
(b) The Company has flexibility to designate firm orders or options as MAX 7 or MAX 8, upon written advance notification as stated in the contract.
(c) These 9 additional MAX 8 aircraft are leases from various third parties, including 8 leased MAX 8 aircraft delivered in first quarter 2021. The Company also received 7 leased MAX 8 aircraft in fourth quarter 2020, for a total of 16 MAX 8 operating leased aircraft from third parties in 2020 and 2021, combined.

Previous 737 Delivery Schedule (a):

	The Boeing Company
	MAX 7 Firm Orders	MAX 8 Firm Orders	MAX 7 or 8 Options	Additional MAX 8s	Total
2021	—	19	—	9	28
2022	30	—	42	—	72
2023	30	—	38	—	68
2024	30	—	40	—	70
2025	30	—	40	—	70
2026	15	15	40	—	70
2027	15	15	30	—	60
2028	15	15	30	—	60
2029	20	30	10	—	60
2030	15	45	—	—	60
2031	—	10	—	—	10
	200	149	270	9	628
(a) The 'Previous 737 Delivery Schedule' is for reference and comparative purposes only. It should no longer be relied upon. See 'New 737 Delivery Schedule' for the Company's current aircraft order book.

The information furnished in this Item 7.01 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

1Year-over-year projections do not reflect the potential impact of fuel and oil expense, special items, and profitsharing in both years because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods, especially considering the significant volatility of the fuel and oil expense line item. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
2Economic fuel cost projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate the hedge accounting impact associated with the volatility of the energy markets or the impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
3Cash burn is a supplemental measure that most U.S. airlines began providing in 2020 to measure liquidity in light of the negative financial effects of the pandemic. Average daily core cash burn is calculated as Loss before income taxes, non-GAAP, adjusted for Depreciation and amortization expense; capital expenditures; and adjusted amortizing debt service payments; divided by the number of days in the period. The Company utilizes average daily core cash burn to monitor the performance of its core business as a proxy for its ability to achieve sustainable break-even or positive results on a cash basis. Given that the Company’s cash burn calculation is derived from Loss before income taxes, non-GAAP, the Company excludes the following items in its calculation of average core cash burn: financing transactions; Payroll Support Program proceeds; voluntary separation and extended emergency time off program payments; and other changes in working capital. Cash burn methodology varies by airline, and the Company’s average daily core cash burn may differ materially by utilizing cash burn calculations that adjust for changes in working capital. Utilizing an alternative cash burn approach, which adjusts for changes in working capital—including changes in Air traffic liability and cash payments for voluntary separation and extended emergency time off program payments, among other items—the Company generated average core cash flow of approximately $4 million per day in May 2021. Average core cash burn projections do not reflect the potential impact of special items because the Company cannot reliably predict or estimate those items or expenses or their impact to its financial statements in future periods. Accordingly, the Company believes a reconciliation of non-GAAP financial measures to the equivalent GAAP financial measures for projected results is not meaningful or available without unreasonable effort.
4Adjusted debt is calculated as short-term and long-term debt, including the net present value of aircraft rentals related to operating leases.
5Net of progress payments made on undelivered MAX aircraft and previously agreed upon delivery credits provided by Boeing to the Company due to the settlement of 2020 estimated damages relating to the Federal Aviation Administration grounding of the 737 MAX aircraft.

Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Specific forward-looking statements include, without limitation, statements related to (i) the Company’s expectations regarding passenger traffic, travel demand, and fares, including factors and assumptions underlying the Company’s expectations; (ii) the Company’s financial estimates and projected results of operations, including factors and assumptions underlying the Company's estimates and projections; (iii) the Company’s plans and expectations with respect to load factors and capacity; (iv) the Company’s expectations with respect to fuel costs and the Company's related management of risk associated with changing jet fuel prices, including factors underlying the Company's expectations; (v) the Company's expectations with respect to average core cash burn, cash breakeven, and liquidity, including the Company’s underlying booking and cost assumptions; (vi) the Company's plans and expectations regarding its fleet, fleet modernization, and fleet delivery schedule, and factors and assumptions underlying the Company's plans and expectations; and (vii) the Company's plans, estimates, and assumptions related to capital spending. Forward-looking statements involve risks, uncertainties, assumptions, and other factors that are difficult to predict and that could cause actual results to vary materially from those expressed in or indicated by them. Factors include, among others, (i) the extent of the COVID-19 pandemic, including the duration, spread, severity, and any recurrence of the COVID-19 pandemic including through any new variant strains of the underlying virus; the effectiveness of and accessibility to vaccines; the pace and rate at which vaccines are administered; the duration and scope of related government orders and restrictions; the duration and scope of the Company’s actions to address Customer and Employee health concerns; the extent of the impact of the COVID-19 pandemic on overall demand for air travel and the Company’s related business plans and decisions; any negative impact of the COVID-19 pandemic on the Company’s ability to retain key Employees; and any negative impact of the COVID-19 pandemic on the Company’s access to capital; (ii) the impact of fears or actual outbreaks of other diseases, economic conditions, extreme or severe weather and natural disasters, fears of terrorism or war, governmental actions, actions of competitors (including, without limitation, pricing, scheduling, capacity, and network decisions, and consolidation and alliance activities), consumer perception, and other factors beyond the Company's control, on consumer behavior and the Company's results of operations and business decisions, plans, strategies, and results; (iii) the impact of fuel price changes, fuel price volatility, volatility of commodities used by the Company for hedging jet fuel, and any changes to the Company’s fuel hedging strategies and positions, on the Company's business plans and results of operations; (iv) the Company's dependence on Boeing with respect to the Company's fleet order book, delivery schedule, and other performance requirements under its agreements with the Company; (v) the Company's and Boeing's dependence on other third-party providers to perform in accordance with expectations in connection with the manufacture and delivery of aircraft; (vi) the Company’s ability to timely and effectively implement, transition, and maintain the necessary information technology systems and infrastructure to support its operations and initiatives; (vii) the Company's dependence on other third parties, and the impact on the Company's operations and results of operations of any third party delays or non-performance; (viii) the impact of labor matters, including the Company’s ability to align staffing levels to support the Company’s schedules, on the Company’s results of operations, business decisions, plans, and strategies; and (ix) other factors, as described in the Company's filings with the Securities and Exchange Commission, including the detailed factors discussed under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020. Caution should be taken not to place undue reliance on the Company’s forward-looking statements, which represent the Company’s views only as of the date this report is filed. The Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHWEST AIRLINES CO.

June 8, 2021	By:	/s/ Tammy Romo

Tammy Romo
Executive Vice President & Chief Financial Officer
(Principal Financial and Accounting Officer)